UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 2, 2014

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2014, HEI and Hawaiian Electric entered into amended and restated revolving unsecured credit agreements (the Facilities), which amend and restate the original credit agreements dated as of May 7, 2010, as amended on December 5, 2011 (the original facilities). The Facilities, which were jointly syndicated, extended the maturity date of the original facilities to April 2, 2019 (subject, in the case of Hawaiian Electric, to obtaining the regulatory approval described below) , increased the total lines of credit available to $350 million from the previous $300 million, improved the pricing of the original facilities, established a swingline lending feature for same day funding of up to $15 million and $20 million for HEI and Hawaiian Electric, respectively, and expanded the lending bank group to nine, including the addition of two new banks to the Facilities. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Book Runners on the transactions, with JPMorgan Chase Bank, N.A. as Administrative Agent. The Facilities are discussed in more detail for each company below.

HEI. On April 2, 2014, HEI and a syndicate of nine financial institutions entered into an amended and restated revolving unsecured credit agreement (HEI Facility). The HEI Facility increased HEI’s line of credit to $150 million from $125 million, extended the term of the facility to April 2, 2019, and provided improved pricing compared to the original facility. Under the HEI Facility, draws would generally bear interest, based on HEI’s current long-term credit ratings, at the “Adjusted LIBO Rate,” as defined in the agreement, plus 137.5 basis points and annual fees on undrawn commitments of 20 basis points. The HEI Facility contains updated provisions for pricing adjustments in the event of a long-term ratings change based on the HEI Facility’s ratings-based pricing grid, which includes the addition of ratings by Fitch Ratings, Inc. (Fitch) to the ratings by Moody’s Investors Service, Inc. (Moody’s) and Standard & Poor’s Ratings Services (S&P). Certain modifications were made to incorporate some updated terms and conditions customary for facilities of this type. In addition, the HEI Consolidated Net Worth covenant, as defined in the original facility, was removed from the HEI Facility, leaving only one financial covenant (relating to HEI’s ratio of funded debt to total capitalization, each on a non-consolidated basis). The HEI Facility does not contain clauses that would affect access to the facility by reason of a ratings downgrade, nor does it have broad “material adverse change” clauses, but it continues to contain customary conditions which must be met in order to draw on it, including compliance with covenants.

The HEI Facility may be drawn on to meet HEI’s working capital needs and general corporate purposes, but has primarily been used to support HEI’s short-term commercial paper program, of which $105.5 million was outstanding as of December 31, 2013. There are currently no outstanding draws under the HEI Facility, nor any outstanding letters of credit under the letter-of-credit sub-facility.

This description of the HEI Facility does not purport to be a complete description of the amended and restated credit agreement and is qualified in its entirety by reference to the copy of the agreement filed as HEI Exhibit 10.1, which is incorporated herein by reference. See HEI Exhibit 10.2 to HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 for the original credit agreement and HEI Exhibit 10.1 to HEI’s Current Report on Form 8-K dated December 5, 2011 for Amendment No. 1 to the original credit agreement.

Hawaiian Electric. On April 2, 2014, Hawaiian Electric and a syndicate of nine financial institutions entered into an amended and restated revolving unsecured credit agreement (Hawaiian Electric Facility). The Hawaiian Electric Facility increased Hawaiian Electric’s line of credit to $200 million from $175 million, provided for a term of the facility to April 1, 2015 but which term is to be extended to up to April 2, 2019 upon approval by the Public Utilities Commission of the State of Hawaii during the initial term, and provided improved pricing compared to the original facility. Under the Hawaiian Electric Facility, draws would generally bear interest, based on Hawaiian Electric’s current long-term credit ratings, at the “Adjusted LIBO Rate,” as defined in the agreement, plus 125 basis points and annual fees on undrawn commitments of 17.5 basis points. The Hawaiian Electric Facility contains updated provisions for pricing adjustments in the event of a long-term ratings change based on the Hawaiian Electric Facility’s ratings-based pricing grid, which includes the addition of ratings by Fitch to ratings by Moody’s and S&P. Certain modifications were made to incorporate some updated terms and conditions customary for facilities of this type. The Hawaiian Electric Facility does not contain clauses that would affect access to the facility by reason of a ratings downgrade, nor does it have broad “material adverse change” clauses, but it continues to contain customary conditions which must be met in order to draw on it, including compliance with covenants.

The Hawaiian Electric Facility may be drawn on to meet Hawaiian Electric’s working capital and general corporate purposes, but has primarily been used to support Hawaiian Electric’s short-term commercial paper program. There was no commercial paper outstanding as of December 31, 2013. There are currently no outstanding draws under the Hawaiian Electric Facility, nor any outstanding letters of credit under the letter-of- credit sub-facility.

This description of the Hawaiian Electric Facility does not purport to be a complete description of the amended and restated credit agreement and is qualified in its entirety by reference to the copy of the credit agreement filed as Hawaiian Electric Exhibit 10.2, which is incorporated herein by reference. See Hawaiian Electric Exhibit 10.3 to Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 for the original credit agreement and Hawaiian Electric Exhibit 10.2 to Hawaiian Electric’s Current Report on Form 8-K dated December 5, 2011 for Amendment No. 1 to the original credit agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

HEI Exhibit 10.1
Amended and Restated Credit Agreement, dated as of April 2, 2014, among HEI, as Borrower, the Lenders Party Thereto and Wells Fargo Bank, National Association, as Syndication Agent, and Bank of America, N.A., Bank of Hawaii, Royal Bank of Canada, Union Bank, N.A. and U.S. Bank National Association as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners

HECO Exhibit 10.2
Amended and Restated Credit Agreement, dated as of April 2, 2014, among Hawaiian Electric, as Borrower, the Lenders Party Thereto and Wells Fargo Bank, National Association, as Syndication Agent, and Bank of America, N.A., Bank of Hawaii, Royal Bank of Canada, Union Bank, N.A. and U.S. Bank National Association as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: April 2, 2014	Date: April 2, 2014